                                                       Registration No. 33-
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 Form S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                          THE ADVEST GROUP, INC.
          (Exact name of registrant as specified in its charter)

                         Delaware                      06-095044
               (State or other jurisdiction of    (I.R.S. Employer
               Incorporation or organization)     Identification No.)

   One Commercial Plaza-280 Trumbull Street, Hartford, Connecticut 06103
                 (Address of Principal Executive Offices)

                The Advest Group, Inc. 1990, 1991 and 1992
                 Top Account Executive Stock Option Plans
               The Advest Group, Inc. 1993 Stock Option Plan
   The Advest Group, Inc. 1994 Non-Employee Director Stock Option Plan
                         (Full title of the plan)

                            Lee G. Kuckro, Esq.
                       Secretary and General Counsel
                          The Advest Group, Inc.
                 One Commercial Plaza-280 Trumbull Street
                        Hartford, Connecticut 06103
                  (Name and address of agent for service)

                              (203) 525-1421
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
     Title of                       maximum        maximum
    securities        Amount        offering      aggregate        Amount of
       to be          to be          price         offering      registration
    registered     registered(1)   per share(2)     price             fee

  Common Stock,    919,614 shs.      $7.4375      $6,839,629       $2,358.49
  $.01 par value

1 Such shares are offered pursuant to stock option plans of The Advest Group, Inc. as follows: 1990, 1991 and 1992 Top Account Executive Stock Option Plans -- 204,407 shares, 128,410 shares and 36,797 shares, respectively; 1993 Stock Option Plan -- 500,000 shares; and 1994 Non-Employee Director Stock Option Plan -- 50,000 shares.
2 Based on the average of the high and low prices of a share of Common Stock as reported in the consolidated reporting system on June 16, 1995.

Total of sequentially numbered pages 12.
Exhibit index sequential page number page 8

                                  Part II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      This Registration Statement relates to shares of Common Stock, par value $.01 per share ("Common Stock"), which may be purchased upon exercise of options granted under the stock option plans of The Advest Group, Inc., as follows:

      Plan                                         Shares
1990 Top Account Executive Stock Option Plan       204,407
1991 Top Account Executive Stock Option Plan       128,410
1992 Top Account Executive Stock Option Plan        36,797
1993 Stock Option Plan                             500,000
1994 Non-Employee Director Stock Option Plan        50,000
      TOTAL                                        919,614

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by The Advest Group, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

      (b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and December 31, 1994;

      (c) The description of the Company's Common Stock which is contained in its registration statement on Form 8-A filed under the 1934 Act, and any amendment or report filed under the 1934 Act for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.








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Item 6.  Indemnification of Directors and Officers.

      Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense of settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

      Unless ordered by a court, an indemnification can be made by a corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in Delaware law. The indemnification provided by Section 145 of the DGCL includes the right to be paid by the corporation the expenses incurred in defending proceedings in advance of their final disposition. Such advance payment of expenses, however, may be made only upon delivery to the corporation by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified.

      The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred by
Section 145 of the DGCL is not exclusive of any other right which any person may have or acquire under any statute, provision of the certificate of incorporation or bylaws, or otherwise. In addition, Section 145 of the DGCL authorizes a corporation to maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

      The Company's Certificate of Incorporation permits indemnification of directors and officers to the full extent permitted by the DGCL. In addition, the Company currently maintains an insurance policy insuring its officers and directors against certain liabilities incident to their position with the Company.



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Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      The following exhibits are filed herewith:

Exhibit No.      Description

4.1 The Advest Group, Inc. 1990 Top AE Stock Option Plan (Incorporated by reference to Exhibit 10(i) to the Company's Report on Form 10-K for its fiscal year ended September 30, 1990)

4.2 The Advest Group, Inc. 1991 Top AE Stock Option Plan (Incorporated by reference to Exhibit 10(k) to the Company's Report on Form 10-K for its fiscal year ended September 30, 1991)

4.3 The Advest Group, Inc. 1992 Top AE Stock Option Plan (Incorporated by reference to Exhibit 10(c) to the Company's Report on Form 10-Q for its fiscal quarter ended December 31, 1992)

4.4 The Advest Group, Inc. 1993 Stock Option Plan (Incorporated by reference to Exhibit A to the Company's definitive proxy statement dated December 21, 1993 for the Annual Meeting of Stockholders held on January 27,
      1994)

4.5 The Advest Group, Inc. 1994 Non-Employee Director Stock Option Plan (Incorporated by reference to Exhibit A to the Company's definitive proxy statement dated December 20, 1994 for the Annual Meeting of Stockholders held on January 26, 1995)

5 Opinion of David A. Horowitz, Esq., Assistant General Counsel of the Company, with respect to the legality of the Common Stock registered hereby

15    Letter re unaudited interim financial information

23.1  Consent of Coopers & Lybrand

23.2  Consent of David A. Horowitz, Esq. (See Exhibit 5.)











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24    Power of attorney  (See Signature pages.)

Item 9.  Undertakings.

A.    Undertaking to Update Annually

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking With Respect to Incorporating Subsequent Exchange Act Documents By Reference

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the



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Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking With Respect to Indemnification of Directors, Officers or Controlling Persons

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


























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                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on June 8, 1995.

                                        THE ADVEST GROUP, INC.



                                        By      /s/ Allen Weintraub

                                              Allen Weintraub
                                              Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Allen Weintraub, Lee G. Kuckro and David A. Horowitz and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.


      Signature              Title                       Date

/s/ Allen Weintraub          Chief Executive Officer     June  8, 1995
Allen Weintraub              (Principal Executive Officer)
                             and Chairman of the Board


/s/ Martin M. Lilienthal     Senior Vice President and   June  8, 1995
Martin M. Lilienthal         Treasurer (Chief Financial
                             and Principal Accounting
                             Officer)

/s/ George A. Boujoukos      Director                    June  8, 1995
George A. Boujoukos








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/s/ Sanford Cloud, Jr.       Director                    June   8, 1995
Sanford Cloud, Jr.


/s/ Richard G. Dooley        Director                    June  8, 1995
Richard G. Dooley


/s/ Robert W. Fiondella      Director                    June 8, 1995
Robert W. Fiondella


/s/ Grant Kurtz              Director                    June 8, 1995
Grant Kurtz


/s/ Anthony A. LaCroix       Director                    June 8, 1995
Anthony A. LaCroix


/s/ Corine T. Norgaard       Director                    June 8, 1995
Corine T. Norgaard


/s/ John A. Powers           Director                    June 8, 1995
John A. Powers

                             Director                    June  , 1995
Robert L. Thomas

    Exhibit                 Description                     Page

       5          Opinion of David A. Horowitz, Esq.,
                    Assistant General Counsel of the
                    Company, with respect to the legality
                    of the Common Stock registered hereby   9 - 10

      15          Letter re unaudited interim
                     financial information                    11

     23.1         Consent of Coopers & Lybrand                12

     23.2         Consent of David A. Horowitz, Esq.        9 - 10